Exhibit 99.1

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
December 28, 2021	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637

NYSE: HUN

Huntsman Announces Review of Strategic Options for Textile Effects

and Compensation Plan Aligned with Financial Targets

THE WOODLANDS, Texas, Dec. 28, 2021 -- Huntsman Corporation (NYSE: HUN) today announced two significant corporate initiatives: a review of strategic options for its Textile Effects Division and a multi-year compensation plan designed to align the incentives of the Company’s management team with the targets presented at the Company’s Investor Day in November.

Review of Strategic Alternatives for Textile Effects

The Huntsman Board of Directors has authorized management to conduct a strategic review of the Textile Effects Division, which is headquartered in Singapore, including a possible sale of the Division. The review will begin early in the first quarter of 2022.

“We have been transparent about our continued evaluation of divestment opportunities that are both in line with our strategic goals and in the best interests of our shareholders,” said Peter R. Huntsman, Chairman, President and CEO. “We believe now is the right time to explore options for Textile Effects. We expect that the division will generate close to $100 million of Adjusted EBITDA in 2021, recovering much of what was lost due to COVID-19. While its value-added portfolio of sustainable products is consistent with Huntsman’s strategic direction, there may well be an external party that recognizes the value of these extremely attractive assets and will be a better owner for them.”

Huntsman has not set a timetable or a deadline for the conclusion of its evaluation of strategic alternatives for the Textile Effects Division but plans to move expeditiously, and it does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law.

Compensation Plan Aligned with Investor Day Targets

The Board of Directors also authorized management of the Company to implement a multi-year compensation plan for all Officers and Vice Presidents designed to align with the interests of all shareholders and with the targets presented at the Company’s Investor Day in November.

A significant majority of the plan participants’ equity incentives will be performance-based and tied to relative Total Shareholder Return and Free Cash Flow measures. In addition, the entirety of the Company’s incentive cash bonus program will be linked to the achievement of the Adjusted EBITDA margin, Optimization Program and Free Cash Flow targets set out at the Investor Day. Each of these targets builds on a multi-year effort to improve upon the Company’s 2021 performance.

Mr. Huntsman continued, “Consistent with the guidance we gave on Investor Day, we are committed to improving upon the strongest profit and margin performance for our current portfolio of businesses. We believe these changes to our compensation plan will enhance our culture of accountability and effectively incentivize our management team to deliver on our Investor Day commitments and generate enhanced shareholder value.”

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2020 revenues of approximately $6 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp

Facebook: www.facebook.com/huntsmancorp

LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “likely,” “projects,” “outlook,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company’s filings with the SEC. In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company’s operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company’s businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This press release contains financial measures that are not in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including adjusted EBITDA. For more information on the non-GAAP financial measures used by the Company and referenced in this press release, including definitions and reconciliations of non-GAAP measures to GAAP, please refer to “Non-GAAP Reconciliation” hyperlink available in the “Financials” section of the Company’s website at www.huntsman.com/investors.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, (a) business acquisition and integration expenses, (b) merger costs, and (c) certain legal and other settlements and related costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.